Exhibit 10.3

[Execution Copy]

SPONSOR LOCK-UP AGREEMENT

This Sponsor Lock-Up Agreement (this “Agreement”) is entered into as of October 13, 2023, by and among Insight Acquisition Corp., a Delaware corporation (“IAC”), Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Alpha Modus, Corp., a Florida corporation (the “Company”). The parties to this Agreement are referred to herein as the “Parties” or, each individually, as a “Party.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, IAC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, as of the date hereof, the Sponsor is the registered holder of (i) 4,650,000 shares (the “Founder Shares”) of IAC’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (ii) no shares of IAC’s Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (iii) 7,500,000 warrants, each of which is exercisable to purchase one share of Class A Common Stock, at an exercise price of $11.50 per share (the “Founder Warrants”);

WHEREAS, concurrently with the execution and delivery of this Agreement, IAC, IAC Merger Sub Inc., a Florida corporation and wholly owned subsidiary of IAC (“Merger Sub”), and the Company are entering into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of IAC (the “Merger”), on the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Merger and effective upon the consummation thereof (the “Effective Time”), the Parties wish to set forth herein certain understandings with respect to restrictions on transfer of certain equity interests in IAC.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Lockup.

(a) During the period (the “Lock-Up Period”) beginning at the Effective Time and continuing to and including the earlier of (i) the date that is 12 months after the Closing Date (as defined in the Business Combination Agreement), or (ii) the date that the Closing Share Price (as defined below) exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period, the Sponsor agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of eighty five percent (85%) of any shares of Common Stock held by the Sponsor as of the Effective Time, together with any (i) securities paid as dividends or distributions with respect to such securities or (ii) securities that are exchangeable or convertible into shares of Common Stock, owned directly by the Sponsor (including holding as a custodian) or with respect to which the Sponsor has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “Covered Securities”; provided that, for the avoidance of doubt, “Covered Securities” will not include an aggregate of fifteen percent (15%) of the shares of Common Stock owned by the Sponsor as of the Effective Time, which may be sold or otherwise transferred by the Sponsor without restriction pursuant to this Agreement). The foregoing restriction is expressly agreed to preclude the Sponsor from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Covered Securities, even if such Covered Securities would be disposed of by someone other than the Sponsor. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Covered Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Securities. “Closing Share Price” means the dollar volume-weighted average price of IAC Class A Common Stock on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.

(b) Notwithstanding the foregoing or anything in this Agreement to the contrary, the Sponsor may transfer or dispose of its Covered Securities (i) by will, other testamentary document or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, or for bona fide estate planning purposes, (iii) to any trust, partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned, or an immediate family member of the undersigned (for purposes of this Section 1, “immediate family member” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) in the case of an individual, (x) to any immediate family member or other dependent or (y) to a trust, the beneficiary of which is either a member of one of the individual’s immediate family members or a charitable organization and, in each case, the sole trustee of which is such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) as a pro rata distribution to limited partners, members or stockholders of the Sponsor, (vii) to its Affiliated investment funds or to any other Affiliates of the Sponsor or its Affiliates, (viii) to a nominee or custodian of a person to whom a disposition or transfer would be permissible under clauses (i) through (vii) above, (ix) pursuant to an order or decree of a Governmental Authority, (x) from an employee to IAC or its Subsidiary or parent entities upon death, disability or termination of employment, in each case, of such employee, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, both approved by the Board of Directors of IAC and made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Sponsor’s Covered Securities shall remain subject to the provisions of this Section 1, (xii) to IAC (1) pursuant to the exercise of any option to purchase Common Stock granted by IAC pursuant to any employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire during the Lock-Up Period, where any Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Section 1, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any restricted stock awards granted by IAC pursuant to employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire or automatically vest during the Lock-Up Period, where any Common Stock received by the Sponsor upon any such exercise or vesting will be subject to the terms of this Section 1, (xiii) pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the Sponsor (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties thereto, and such change prevents such transaction from qualifying as a “reorganization” pursuant to Section 368 of the Code (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), or (xiv) with the prior written consent of IAC after the Closing; provided that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (ix) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 1; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (ix) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(3) for purposes of clause (xi) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or group of Affiliated persons (other than an underwriter pursuant to an offering), of IAC’s voting securities if, after such transfer or acquisition, such person or group of Affiliated persons would beneficially own (within the meaning set forth in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of IAC (or the Surviving Corporation).

(c) For the avoidance of doubt, the Sponsor shall be permitted to convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities or warrants to acquire shares of Common Stock into shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the restrictions set forth in this Section 1.

(d) The Sponsor also agrees and consents to the entry of stop transfer instructions with IAC’s transfer agent and registrar against the transfer of the Covered Securities except in compliance with the foregoing restrictions and to the addition of a legend to the Sponsor’s shares describing the foregoing restrictions. If any transfer is made or attempted to be made contrary to the provisions of this Agreement, such purported prohibited transfer shall be null and void ab initio, and IAC shall refuse to recognize any such purported transferee of the Covered Securities as one of its equity holders for any purpose. IAC agrees that it shall not unreasonably delay or condition or refuse to provide its consent to the transfer agent to remove such restrictions for transfers permitted or not specifically prohibited under this Agreement or the Prospectus.

2. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to IAC as follows as of the date hereof:

(a) Organization and Requisite Authority. The Sponsor possesses all requisite limited liability company power and authority necessary to carry out the transactions contemplated by this Agreement.

(b) Authorization; No Breach.

(1) The execution, delivery and performance of this Agreement has been duly authorized by the Sponsor. This Agreement constitutes a valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms.

(2) The execution and delivery by the Sponsor of this Agreement and the fulfillment of and compliance with the terms hereof by the Sponsor do not and will not, as of the Closing, conflict with or result in a breach by the Sponsor of the terms, conditions or provisions of its organizational documents or any material agreement, instrument, order, judgment or decree to which the Sponsor is subject or conflict with or violate in any material respect any Law to which the Sponsor is subject.

(c) Ownership. As of the date hereof, the Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, the number of Founder Shares and Founder Warrants held by the Sponsor, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Founder Shares or Founder Warrants) affecting any such Founder Shares or Founder Warrants, other than Liens pursuant to (i) this Agreement, (ii) the certificate of incorporation of IAC, (iii) the Business Combination Agreement or (iv) any applicable Laws (securities or otherwise).

(d) No Consents. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, require any consent or approval that has not been given or other action that has not been taken by any person (including under any contract binding upon the Sponsor or the Sponsor’s Founder Shares or the Sponsor’s Founder Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e) Acknowledgement. The Sponsor understands and acknowledges that each of IAC and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

3. Representations and Warranties of IAC. IAC represents and warrants to the Sponsor as follows as of the date hereof.

(a) Organization and Corporate Power. IAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operating results or assets of IAC. IAC possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(b) Authorization; No Breach.

(1) The execution, delivery and performance of this Agreement has been duly authorized by IAC. This Agreement constitutes the valid and binding obligation of IAC, enforceable against IAC in accordance with its terms, subject to the Remedies Exceptions.

(2) The execution and delivery by IAC of this Agreement and the fulfillment of and compliance with the terms hereof by IAC, do not and will not, as of the Closing, conflict with or result in a breach by IAC of the terms, conditions or provisions of its organizational documents or any agreement, instrument, order, judgment or decree to which IAC is subject, except as would not reasonably be expected to result in an IAC Material Adverse Effect.

(c) Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by IAC of this Agreement or the consummation by IAC of any of the transactions contemplated hereby.

4. Further Assurances. From time to time, at a Party’s request and without further consideration, each other Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

5. Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Business Combination Agreement pursuant to and in accordance with its terms, (b) such time as this Agreement is terminated upon the mutual written agreement of the Parties and (c) the election of the Sponsor in its sole discretion to terminate this Agreement following any material modification or amendment to, or the waiver of any material provision of, the Business Combination Agreement, as in effect on the date hereof, that increases the amount or changes the form of consideration payable to the holders of Company Common Stock; provided that the provisions of Section 6 shall survive the termination of this Agreement.

6. Miscellaneous.

(a) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors of the Parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the Parties may not assign this Agreement.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(c) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(d) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(e) Amendments and Waivers. This Agreement may not be amended, modified or supplement in any manner, except by a written instrument executed by all Parties. No waiver of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by the Party against which such waiver is to be enforced.

(f) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws that would result in the application of any other jurisdiction’s Laws. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Federal and state courts sitting in New York, New York (the “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each Party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at, in the case of the Company, 20311 Chartwell Center Dr., #1469, Cornelius, NC 28031, Attention: William Alessi, and, in the case of the other parties hereto, and, in the case of the Sponsor and IAC, 112 Two Holes of Water Road, East Hampton, NY 11937, Attention: Michael Singer; and each such Party waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing, a Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(g) Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto (or their permitted assigns following such assignment), and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement or a permitted assignee following such assignment (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of IAC, the Sponsor or the Company under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

(h) Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Parties seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with its terms shall not be required to provide any bond or other security in connection with any such injunction.

(i) Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement.

(j) No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

(k) Authorization on Behalf of IAC. The Parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of IAC, including, without limitation, enforcing IAC’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken and authorized by IAC’s directors who qualify as independent directors under the applicable U.S. national stock exchange on which shares of IAC’s common stock are then listed (or, if IAC’s common stock is no longer listed on an U.S. national stock exchange, the last national stock exchange on which IAC’s common stock was listed) and are otherwise not the applicable Sponsor or an Affiliate of the Sponsor (the “Independent Directors”), with the Independent Directors acting by majority vote, consent or approval thereof. In the event that IAC at any time does not have any Independent Directors, so long as the Sponsor has any remaining obligations under this Agreement, IAC will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that a Sponsor or a Sponsor’s Affiliate serves as a director, officer, employee or other authorized agent of IAC or any of its current or future Affiliates, the Sponsor and/or Sponsor’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of IAC or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

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IN WITNESS WHEREOF, each of the Parties has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman

INSIGHT ACQUISITION SPONSOR LLC

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Managing Member

ALPHA MODUS, CORP.

By:	/s/ William Alessi
Name:	William Alessi
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]